EXHIBIT 10.35

AMENDMENT NO. 10

to

RECEIVABLES PURCHASE AGREEMENT

Dated as of March 20, 2008

THIS AMENDMENT NO. 10 (this “Amendment”) is entered into as of March 20, 2008 by and among Jabil Circuit Financial II, Inc., a Delaware corporation (the “Seller”), Jabil Circuit, Inc., a Delaware corporation (the “Servicer”), Falcon Asset Securitization Company LLC (“Falcon”), the financial institutions party hereto (the “Financial Institutions”) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent (the “Agent”).

PRELIMINARY STATEMENTS

A. The Seller, the Servicer, Falcon, the Financial Institutions and the Agent are parties to that certain Receivables Purchase Agreement dated as of February 25, 2004 (as amended prior to the date hereof and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “RPA”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the RPA.

B. The Seller, the Servicer, Falcon, the Financial Institutions and the Agent have agreed to amend the RPA on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the RPA is hereby amended as follows:

(a) Article II of the RPA is hereby amended to replace Section 2.8 with the following:

Section 2.8 Optional Sale and Release of Charged-Off Receivables.

(a) Subject to the conditions set forth below, from time to time Seller may sell and assign all of its right, title and interest in and to all or any portion of the Charged-Off Receivables then held by Seller to Servicer in connection with a sale by Servicer of such Charged-Off Receivables to a third party. The purchase price for such Charged-Off Receivables shall be paid by Servicer to Seller on the date of such sale and shall equal the fair market value of such Charged-Off Receivables based on the price paid by the third party to the Servicer, which may be reduced by an amount agreed upon by Seller and Servicer sufficient to compensate Servicer fairly for the service of arranging such sale. Any such sale by the

Seller of Charged-Off Receivables (i) shall occur on the same day as the sale from the Servicer to the third party purchaser of the same Charged-Off Receivables, (ii) shall be without representation, warranty or recourse of any kind by or against Seller, other than that Seller hereby represents to Servicer that, subject to the satisfaction of the conditions set forth in this Section 2.8 for the release of the Agent’s security interest, such Charged-Off Receivables shall not be subject to any Adverse Claim created by Seller, and (iii) shall be governed by a transfer agreement in substantially the form of Exhibit XII or another document or instrument that has been approved in writing by the Agent prior to such sale.

(b) On or prior to the fifth (5th) Business Day prior to the date on which the Charged-Off Receivables will be sold by Seller (the “Sale Date”), Seller shall give the Agent written notice that all or the designated portion of the Charged-Off Receivables then held by Seller are to be sold to Servicer (the “Designated Charged-Off Receivables”). Any such sale shall be effected as of the opening of business on the applicable Sale Date. Seller shall be permitted to designate and sell all of its right, title and interest in and to the Designated Charged-Off Receivables to Servicer only upon satisfaction of the condition that on or prior to the Sale Date, Seller shall have delivered to the Agent (1) for execution by the Agent on behalf of the Purchasers a written assignment in substantially the form of Exhibit XIII (a “Reassignment”) assigning to Seller all right, title and interest in and to each Purchaser in the Designated Charged-Off Receivables, all Related Security with respect to the Designated Charged-Off Receivables and all proceeds thereof and (2) a computer file or other list of the Designated Charged-Off Receivables.

(c) Upon satisfaction of the above conditions on or prior to the Sale Date, the Agent shall, at the expense of Seller, execute and deliver the Reassignment to Seller. In addition, the Agent shall, at the expense of Seller, take all other actions reasonably requested by Seller, including the filing of any UCC-3, necessary to terminate and release all liens, claims and security interests of the Agent or the Purchasers in the Designated Charged-Off Receivables, all Related Security with respect to the Designated Charged-Off Receivables and all proceeds thereof created under this Agreement. On the Sale Date, Seller shall cause the proceeds of the sale of all Designated Charged-Off Receivables on such Sale Date to be deposited into a Collection Account for which a Collection Account Agreement is in effect.

(b) Exhibit I to the RPA is hereby amended to delete the definition of “Collections” contained therein in its entirety and replace it with the following:

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, (i) all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable and (ii) the proceeds of any sale of Designated Charged-Off Receivables.

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(c) Exhibit I to the RPA is hereby amended to add the following definition in alphabetical order:

“Designated Charged-Off Receivable” has the meaning set forth in Section 2.8.

(d) Exhibit I to the RPA is hereby amended to delete the definition of “Eligible Receivables Balance” contained therein in its entirety and replace it with the following:

“Eligible Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time.

(e) Exhibit I to the RPA is hereby amended to delete the definition of “Excess Setoff Amount” contained therein.

(f) Exhibit I to the RPA is hereby amended to delete the definition of “Liquidity Termination Date” contained therein in its entirety and replace it with the following:

“Liquidity Termination Date” means March 19, 2009.

(g) Exhibit I to the RPA is hereby amended to delete the definition of “Purchase Limit” contained therein in its entirety and replace it with the following:

“Purchase Limit” means $280,000,000.

(h) The RPA is hereby amended to add new Exhibits XII and XIII in the forms attached hereto.

(i) The Commitment amount of JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago) set forth on Schedule A to the RPA is hereby amended to delete the amount “$325,000,000” and replace it with the amount “$280,000,000”.

(j) Schedule D to the RPA is hereby replaced with the Schedule D attached hereto.

Section 2. Conditions Precedent. This Amendment shall become effective and be deemed effective, as of the date first above written, upon the latest to occur of (a) the date hereof, (b) receipt by the Agent of (i) one copy of this Amendment duly executed by each of the parties hereto, (ii) one copy of Amendment No. 3 to the Receivables Sale Agreement dated the date hereof duly executed by each of the parties thereto and (iii) one copy of the amended and restated Fee Letter dated the date hereof duly executed by each of the parties hereto, and (c) receipt by J.P. Morgan Securities Inc. (“JPM”) of the amendment fee to be paid by Seller pursuant to the Amendment Fee Letter dated the date hereof among the Agent, JPM, Falcon and the Seller.

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Section 3. Covenants, Representations and Warranties of the Seller and the Servicer.

(a) Upon the effectiveness of this Amendment, each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the RPA, as amended, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

(b) Each of the Seller and the Servicer hereby represents and warrants as to itself (i) that this Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Amendment, that no event shall have occurred and be continuing which constitutes an Amortization Event or a Potential Amortization Event.

Section 4. Fees, Costs, Expenses and Taxes. Without limiting the rights of the Agent and the Purchasers set forth in the RPA and the other Transaction Documents, the Seller agrees to pay on demand all reasonable fees and out-of-pocket expenses of counsel for the Agent and the Purchasers incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith and with respect to advising the Agent and the Purchasers as to their rights and responsibilities hereunder and thereunder.

Section 5. Reference to and Effect on the RPA.

(a) Upon the effectiveness of this Amendment, each reference in the RPA to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the RPA as amended hereby, and each reference to the RPA in any other document, instrument or agreement executed and/or delivered in connection with the RPA shall mean and be a reference to the RPA as amended hereby.

(b) Except as specifically amended hereby, the RPA and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser or the Agent under the RPA or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein.

Section 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

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Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Section 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 9. Consent to RSA Amendment. Each of the Agent and the Purchasers hereby consents to the amendment included in Amendment No. 3 to the Receivables Sale Agreement dated the date hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first set forth above by their respective officers thereto duly authorized, to be effective as hereinabove provided.

JABIL CIRCUIT FINANCIAL II, INC., as Seller

By:	/s/ MARTY SHOOTER
Name:	Marty Shooter
Title:	President & Treasurer

JABIL CIRCUIT, INC., as Servicer

By:	/s/ SERGIO CADAVID
Name:	Sergio Cadavid
Title:	Treasurer

Signature Page to

Amendment No. 10 to

Receivables Purchase Agreement

FALCON ASSET SECURITIZATION COMPANY LLC

By: JPMorgan Chase Bank, N.A., as its attorney-in-fact

By:	/s/ DAVID WHITING
Name:	David Whiting
Title:	Vice President

JPMORGAN CHASE BANK, N.A.
(successor by merger to Bank One, NA (Main Office Chicago)), as a Financial Institution and as Agent

By:	/s/ DAVID WHITING
Name:	David Whiting
Title:	Vice President

Signature Page to

Amendment No. 10 to

Receivables Purchase Agreement

Attachment to

Amendment No. 10

to RPA

EXHIBIT XII

FORM OF

TRANSFER AND ASSIGNMENT

THIS TRANSFER AND ASSIGNMENT (this “Transfer”) made and entered into effective as of             , 20    , by JABIL CIRCUIT FINANCIAL II, INC., a Delaware corporation (“Transferor”), in favor of JABIL CIRCUIT, INC., a Delaware corporation (“Transferee”).

1. Defined Terms. Capitalized terms used in this Transfer that are not otherwise defined herein shall have the respective meanings assigned to such capitalized terms in that certain Receivables Purchase Agreement, dated as of February 25, 2004, among Transferor, Transferee (in its capacity as Servicer), Falcon Asset Securitization Company LLC (“Falcon”), the Financial Institutions identified therein and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)) (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”).

2. Transfer and Assignment. Pursuant to the provisions of Section 2.8 of the RPA, Transferor hereby sells, conveys, transfers and assigns to Transferee all rights, title and interests of Transferor in and to the Receivables identified on “Schedule A” attached hereto (collectively, the “Receivables”), together with all Related Security and all proceeds of the foregoing, including all Collections received after the opening of business on             , 20     with respect to the Receivables (the Receivables and Related Security and proceeds collectively referred to as the “Transferred Property”). The Transferred Property is sold, conveyed, transferred and assigned to Transferee in consideration of the payment by Transferee to Transferor of an amount equal to the fair market value of the Transferred Property on the date hereof and as stated in Schedule A, which fair market value shall be based upon the price paid to Transferee by [                    ], a third party purchaser, for the Transferred Property on the date hereof following the transaction provided in this Agreement, less an amount sufficient to compensate Transferee fairly for the service of arranging such sale to such third party purchaser, as agreed by Transferor and Transferee.

3. Governing Law. This Transfer shall be governed by and construed in accordance with the internal laws (and the law of conflicts) of the State of Florida.

4. Binding Effect. This Transfer constitutes the legal, valid and binding obligation of Transferor and, when accepted by Transferee, of Transferee, and shall be binding on, and inure to the benefit of, Transferor and Transferee and their respective successors, transferees, and assigns.

5. Execution in Counterparts. This Transfer may be executed by Transferor and Transferee in two counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Transfer has been executed and delivered effective as of the date first above written.

JABIL CIRCUIT FINANCIAL II, INC.

By:	/s/ MARTY SHOOTER
Name:	Marty Shooter
Title:	President and Treasurer

Accepted as of the date first above written:

JABIL CIRCUIT, INC.

By:	/s/ SERGIO CADAVID
Name:	Sergio Cadavid
Title:	Treasurer

SCHEDULE A

List of Receivables

In lieu of attaching a printed list of the Receivables to this Transfer, a computer file containing such list of Receivables has been delivered by Transferor to Transferee, and Transferee has acknowledged by electronic mail to Transferor, receipt of and ability to open such computer file. A computer disc containing such list of Receivables will also be delivered to Transferee.

Purchase Price for Receivables:

Fair Market Value	$[ ]
Less: Service Fee	$[ ]
Purchase Price	$[ ]

Attachment to

Amendment No. 10

to RPA

EXHIBIT XIII

FORM OF REASSIGNMENT

Reference is made to that certain Receivables Purchase Agreement dated as of February 25, 2004 (as amended prior to the date hereof and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “RPA”), among Jabil Circuit Financial II, Inc., a Delaware corporation (the “Seller”), Jabil Circuit, Inc., a Delaware corporation, Falcon Asset Securitization Company LLC, the financial institutions party hereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent (the “Agent”).

For value received, each of the Agent and the Purchasers does hereby sell, assign, transfer and otherwise convey unto Seller, without recourse, all of its right, title and interest in, to and under the following assets:

1. the Charged-Off Receivables listed in Schedule I hereto (the “Designated Charged-Off Receivables”), including all moneys received thereon after the opening of business on             , 20    ;

2. the Related Security with respect to the Designated Charged-Off Receivables; and

3. all proceeds of any and all of the foregoing.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the RPA.

IN WITNESS WHEREOF, the undersigned has caused this Reassignment to be duly executed as of             ,         .

JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title:

Schedule I

Designated Charged-Off Receivables

Attachment to

Amendment No. 10

to RPA

SCHEDULE D

EXCLUDED RECEIVABLES

1. Upon not less than ten (10) days’ prior written notice from the Seller to the Agent, the Receivables for which the Obligor is Visteon Corporation

FEE LETTER

As of March 20, 2008

Jabil Circuit Financial II, Inc.

300 Delaware Avenue

Suite 12119

Wilmington, Delaware 19801

Re:	Receivables Purchase Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Purchase Agreement (as amended, restated or otherwise modified from time to time, the “Purchase Agreement”) dated as of February 25, 2004 among Jabil Circuit Financial II, Inc., as seller (the “Seller”), Jabil Circuit, Inc., as servicer, Falcon Asset Securitization Company LLC (“Falcon”), certain entities party thereto as “Financial Institutions” and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent (the “Agent”) for Falcon and the Financial Institutions. This letter constitutes the “Fee Letter” referred to in the Purchase Agreement and sets forth our understanding in respect of certain fees payable by the Seller and the obligations of the Seller in connection therewith. Capitalized terms that are used herein and not otherwise defined herein shall have the respective meanings assigned thereto under the Purchase Agreement.

SECTION 1. Fees. Notwithstanding any limitation on recourse contained in the Purchase Agreement, the following fees shall be due and payable on the fifth (5th) Business Day of each month or such other day as agreed to by the Seller and the Agent in writing (each such date, a “Payment Date”), during the period commencing on the date hereof until the date occurring on or after the Facility Termination Date on which the amount of the Aggregate Unpaids shall be reduced to zero. All such fees shall accrue from the date hereof and shall, as provided in Section 1.4 of the Purchase Agreement, be calculated on the basis of a 360-day year for the actual number of days elapsed (including the first but excluding the last such day).

(a) Facility Fee. On each Payment Date, the Seller shall pay to Falcon a fee equal to 0.35% per annum times 102% of the average Purchase Limit as in effect from time to time during the immediately preceding calendar month or portion thereof.

(b) Program Fee. On each Payment Date, the Seller shall pay to Falcon a fee equal to 0.275% times the average daily outstanding Capital of Falcon during the immediately preceding calendar month or portion thereof.

SECTION 2. Independent Nature of Fees. Each of the fees described in Section 1 above shall be in addition to, and not in lieu of any other fees, expenses, reimbursements, indemnities and any other amounts payable by the Seller under or in connection with the Purchase Agreement. Nothing contained in this Fee Letter shall limit in any way the obligation of the Seller to pay any amount required to be paid by it in accordance with the terms of the Purchase Agreement.

SECTION 3. Amendment and Restatement; Effectiveness. This Fee Letter amends, restates and replaces in its entirety that certain Fee Letter dated as of October 26, 2006 among the Seller, Falcon and the Agent (the “Existing Fee Letter”). This letter agreement is not intended to constitute a novation of the Existing Fee Letter and all fees that have accrued under the Existing Fee Letter up to the date hereof shall be payable as and when required in accordance with the terms thereof. All references in the Purchase Agreement or any other Transaction Document to a “Fee Letter” shall hereafter mean and be a reference to this Fee Letter.

SECTION 4. Termination. This Fee Letter shall terminate immediately following the later to occur of (a) the Facility Termination Date and (b) the repayment in full of all of the Aggregate Unpaids.

SECTION 5. Amendments and Waivers. No amendment, waiver, supplement or other modification of this Fee Letter shall be effective unless made in writing and executed by each of the parties hereto.

SECTION 6. Counterparts. This Fee Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 7. Successors and Assigns. This Fee Letter shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided that the Seller may not assign any of its obligations hereunder without the prior written consent of the Agent and each of the Purchasers.

SECTION 8. Governing Law. THIS FEE LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE (AND NOT THE LAW OF CONFLICTS) OF ILLINOIS.

If the foregoing agreements evidence your understanding, please acknowledge by executing this letter in the space provided below.

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as Agent

	By:	/s/ DAVID WHITING
Name: David Whiting Title: Vice President

J.P. MORGAN SECURITIES INC., as Arranger

	By:	/s/ DAVID WHITING
Name: David Whiting Title: Vice President

FALCON ASSET SECURITIZATION COMPANY LLC

By:	JPMorgan Chase Bank, N.A., its attorney-in-fact

	By:	/s/ DAVID WHITING
Name: David Whiting Title: Vice President

Acknowledged and Agreed: JABIL CIRCUIT FINANCIAL II, INC.

By:	/s/ MARTY SHOOTER
Name:	Marty Shooter
Title:	President & Treasurer

Very truly yours,